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                                                                    EXHIBIT 4.19


                           FIRST AMENDMENT AND WAIVER

         THIS FIRST AMENDMENT AND WAIVER (this "Amendment") dated as of February 16, 2001, is to that certain Credit Agreement dated as of August 31, 2000 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement") among PULTE CORPORATION, a Michigan corporation (the "Borrower"), each of the Material Subsidiaries of the Borrower (the "Guarantors"; together with the Borrower, individually a "Credit Party" and collectively the "Credit Parties"), the Lenders from time to time party thereto (the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"), BANK ONE, NA, as Syndication Agent for the Lenders and COMERICA BANK, as Co-Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, the Borrower may from time to time issue bonds pursuant to bond indentures that contain negative pledge provisions;

         WHEREAS, the Borrower has requested that the Lenders waive any possible default which may occur or may have occurred solely in respect of the existence of the Borrower's current bond indentures;

         WHEREAS, the Borrower and the Lenders have agreed to clarify Section
8.12 of the Credit Agreement to more clearly provide that Borrower's current and future bond indentures and equivalent instruments do not and will not violate the prohibition on negative pledges set forth in Section 8.12 of the Credit Agreement;

         WHEREAS, the waiver and the amendment requested requires the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have agreed to the waiver and the amendment on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                              REAFFIRMATION/WAIVER

         1.1 Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm that (a) the Borrower's obligation to repay the outstanding principal amount of the Loans is unconditional and, as of the date hereof, not subject to any offsets, defenses or counterclaims, (b) the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (c) by entering into this Amendment, the Lenders party hereto do not waive (except for the waiver of the possible default specified below) or release any term or condition of the Credit Agreement or any of the other


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Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

         1.2 Waiver of Possible Default. Subject to the other terms and conditions of this Amendment and so long as (a) no Default or Event of Default shall have occurred under the Credit Agreement or under any other Credit Document and (b) no other Person shall have commenced any suit or other legal proceeding against any Credit Party or any of its assets to enforce any obligations for Funded Debt of such Credit Party to such Person, the Lenders agree to waive any possible Default or Event of Default which may have occurred solely in respect of the existence of the Borrower's current bond indenture. Except for the specific waiver set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Credit Document or under applicable law. The specific waiver set forth herein is a one-time waiver and shall be effective only in this specific instance, and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising.


                                    SECTION 2
                                    AMENDMENT

         2.1 Amendment to Section 8.12. Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.12 NO OTHER NEGATIVE PLEDGES.

                  No Credit Party will enter into, assume, become subject to or permit to exist any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except as set forth in (a) the Credit Documents and (b) any bond indenture or equivalent instrument (or any amendment or supplement thereto) to which such Credit Party is now or hereafter a party.


                                    SECTION 3
                                  MISCELLANEOUS

         3.1 Ratification. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         3.2 Representations. Each of the Credit Parties and the Lenders party hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.


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                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         3.3 No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by each Credit Party will
(a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties.

         3.4 No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in
Section 6 of the Credit Agreement are true and correct as of the date hereof and
(b) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the possible default described above).

         3.5 General Release. In consideration of the Required Lenders entering into this Amendment, the Credit Parties hereby release the Administrative Agent, the Lenders and their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under any Credit Document on or prior to the date hereof.

         3.6 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

         3.7 Condition Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of a counterpart signature (via facsimile or otherwise) to this Amendment from each of the Credit Parties and the Required Lenders.

         3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.


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         3.9 Expenses of Administrative Agent. The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

         3.10 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:
                                  PULTE CORPORATION,
                                  a Michigan corporation

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------




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GUARANTORS:

                                         ABACOA HOMES, INC.,
                                         a Florida corporation

                                         DIVOSTA AND COMPANY, INC.,
                                         a Florida corporation

                                         DIVOSTA BUILDING CORPORATION,
                                         a Florida corporation

                                         DIVOSTA HOMES, INC.,
                                         a Florida corporation

                                         FLORIDA BUILDING PRODUCTS, INC.,
                                         a Florida corporation

                                         FLORIDA CLUB HOMES, INC.,
                                         a Florida corporation

                                         HAMMOCK RESERVE DEVELOPMENT
                                         COMPANY, a Florida corporation

                                         HOMESITE SOLUTIONS CORPORATION,
                                         a Michigan corporation

                                         ISLAND WALK DEVELOPMENT COMPANY,
                                         a Florida corporation

                                         PB VENTURE L.L.C.,
                                         a Michigan limited liability company

                                         PN II, INC.,
                                         a Nevada corporation

                                         PULTE DEVELOPMENT CORPORATION,
                                         a Michigan corporation

                                         PULTE DIVERSIFIED COMPANIES, INC.,
                                         a Michigan corporation

                                         PULTE FINANCIAL COMPANIES, INC.,
                                         a Michigan corporation

                                         PULTE HOME CORPORATION,
                                         a Michigan corporation


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                                         PULTE HOME CORPORATION OF NEW ENGLAND,
                                         a Michigan corporation

                                         PULTE HOME CORPORATION OF THE
                                         DELAWARE VALLEY, a Michigan corporation

                                         PULTE HOMES OF GREATER KANSAS CITY,
                                         INC., a Michigan corporation

                                         PULTE HOMES OF MICHIGAN
                                         CORPORATION, a Michigan corporation

                                         PULTE HOMES OF MINNESOTA
                                         CORPORATION, a Minnesota corporation

                                         PULTE HOMES OF OHIO CORPORATION,
                                         an Ohio corporation

                                         PULTE HOMES OF SOUTH CAROLINA, INC.,
                                         a Michigan corporation

                                         PULTE HOMES OF TEXAS, L.P.,
                                         a Texas limited partnership

                                            By:    PN I, INC., a Nevada
                                                   corporation, its general
                                                   partner

                                         PULTE LAND DEVELOPMENT
                                         CORPORATION, a Michigan corporation

                                         PULTE LIFESTYLE COMMUNITIES, INC.,
                                         a Michigan corporation

                                         PULTE - IN CORPORATION,
                                         a Michigan corporation

                                         RADNOR HOMES, INC.,
                                         a Michigan corporation

                                         RIVERWALK OF THE PALM BEACHES
                                         DEVELOPMENT COMPANY, INC.,
                                         a Florida corporation

                                         RN ACQUISITION 2 CORP.,
                                         a Nevada corporation


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                                         SEAN/CHRISTOPHER HOMES, INC.,
                                         a Michigan corporation

                                         VILLAGE WALK DEVELOPMENT COMPANY, INC.,
                                         a Florida corporation

                                         WIL CORPORATION, a Michigan corporation


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:



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LENDERS:

                           BANK OF AMERICA, N.A.,
                           individually in its capacity as a Lender and in its capacity as the Administrative Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           BANK ONE, NA,
                           individually in its capacity as a Lender and in its capacity as the Syndication Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------



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                           COMERICA BANK,
                           individually in its capacity as a Lender and in its capacity as the Co-Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           SUNTRUST BANK


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           MICHIGAN NATIONAL BANK


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           PNC BANK, NATIONAL ASSOCIATION


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           THE FUJI BANK, LIMITED


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------




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                           CREDIT LYONNAIS NEW YORK BRANCH


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


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                           THE NORTHERN TRUST COMPANY


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------